WARRANT AGREEMENT

WARRANT AGREEMENT, dated as of October 22, 2012 between XZERES, CORP., a Nevada corporation (the “Company”), and the investor listed on the signature page hereto (the “Investor”).

WHEREAS, in connection with the private placement (the “Private Placement”) of up to 1,904,762 shares of the Company’s Series A Convertible Preferred Stock (the “Series A Shares”), the Company also proposes to issue to the Investor warrants as hereinafter described (the “Warrants’) to purchase up to an aggregate of 2,875,143 shares, subject to adjustment as hereinafter provided (the “Shares”), of Company common stock, par value $.01 per share (the “Common Stock”), each Warrant entitling the holder thereof to purchase 1.5 shares of Common Stock; and

WHEREAS, the Company proposes to issue certificates evidencing the Warrants (the “Warrant Certificates”);

WHEREAS, the Company and the Investor desire to set forth in this Warrant Agreement, among other things, the form and provisions of the Warrant Certificates and the terms and conditions under which they may be issued, transferred, exchanged, replaced, redeemed and surrendered in connection with the exercise and redemption of the Warrants; and

WHEREAS, this Warrant Agreement is being executed by the Company concurrently with the Subscription Agreement and the Registration Rights Agreement in connection with the Private Placement and the Company and the Investor desire that certain rights and obligations set forth in such agreements shall be applicable to the Warrants;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

ARTICLE I

DISTRIBUTION OF WARRANT CERTIFICATES

SECTION 1.1 Form of Warrant Certificates. The Warrant Certificates shall be issued in registered form only and, together with the purchase and assignment forms to be printed on the reverse thereof, shall be substantially in the form of Exhibit A attached hereto and, in addition, may have such letters, numbers or other marks of identification or designation and such legends, summaries, or endorsements stamped, printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or as, in any particular case, may be required, in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any regulatory authority or agency, or to conform to customary usage.

SECTION 1.2 Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its Chairman or President, either manually or by facsimile signature printed thereon, under its corporate seal, affixed or in facsimile, attested by the manual or facsimile signature of its Secretary or Assistant Secretary. In case any authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company either before or after delivery thereof by the Company, the signature of such person on such Warrant Certificates, nevertheless, shall be valid and may be issued and delivered to those persons entitled to receive the Warrants represented thereby with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

SECTION 1.3 Registration. The Warrant Certificates shall be numbered and shall be registered in a Warrant register. The Company shall be entitled to treat the registered holder of any Warrant in the warrant register (the “Holder”) as the owner in fact thereof for all purposes (notwithstanding any notation of ownership or other writing thereon made by anyone) and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration of transfer of Warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with knowledge of such facts that its participation therein amounts to bad faith. The Warrants shall be registered initially in the name of the Investor in such denominations as the Investor may request in writing to the Company.

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SECTION 1.4 Mutilated, Lost, Stolen or Destroyed Warrant Certificates. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company shall, upon the written request of the Holder thereof, issue and deliver to such Holder, in replacement therefor, a new Warrant Certificate of like tenor and representing an equivalent right or interest. If the Warrant Certificate being replaced is mutilated, such Warrant Certificate shall be surrendered to the Company for cancellation. If the Warrant Certificate being replaced is lost, stolen or destroyed, the Holder of such Warrant Certificate shall furnish to the Company such security or indemnity as may be required by it to save it harmless from any loss as a result of such replacement and evidence satisfactory to the Company of such loss, theft or destruction; provided, however, that if the Holder of such Warrant Certificate is the original Holder thereof, the written undertaking of such Holder shall be sufficient security and indemnity.

SECTION 1.5 Restrictions on Dispositions. The Investor represents and warrants to the Company that the warrants are being purchased by the Investor for its own account and not with a view to the distribution thereof in violation of the Securities Act of 1993, as amended (the “Securities Act”), and that the Investor will not transfer or dispose of any such Warrants and will not transfer or dispose of any Shares except pursuant to (i) an effective registration statement under the Securities Act, (ii) any available rule or exemption from registration under the Securities Act permitting such disposition or (iii) an opinion of counsel, reasonably satisfactory to counsel for the Company, that an exemption from such registration is available.

SECTION 1.6 Certificates to Bear Legends. The Warrants shall be subject to a stop-transfer order and the Warrant Certificates shall bear the following legend:

“NEITHER THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH WARRANTS AND SECURITIES CANNOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT, (ii) ANY AVAILABLE RULE OR EXEMPTION FROM REGISTRATION UNDER SUCH ACT PERMITTING SUCH DISPOSITION OF SECURITIES OR (iii) AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.”

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The Shares issued upon exercise of the Warrants shall be subject to a stop-transfer order and the certificate or certificates evidencing any such Shares shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNTIL REGISTERED UNDER SUCH ACT OR UNLESS OTHERWISE IN COMPLIANCE WITH SUCH ACT.”

Certificates for Shares without legend shall be issued if such Shares are sold pursuant to an effective registration statement under the Securities Act or if the Company has received an opinion from counsel, reasonably satisfactory to counsel for the Company, that such legend is no longer required under the Securities Act.

You represent that (i) you are an “accredited investor” within the meaning of Rule 501 under the Securities Act, (ii) by reason of your business and financial experience, and the business and financial experience of those persons retained by you to advise you with respect to your investment in the Warrants, you, together with such advisors, have such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment, and you are able to bear the economic risk of such investment and, at the present time, are able to afford a complete loss of such investment, and (iii) you have had an opportunity to investigate the business and financial condition of the Company, and to obtain such information as you require from the officers and directors of the Company.

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ARTICLE II

WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

SECTION 2.1 Exercise Price. Each Warrant Certificate shall, when signed by the Chairman or President and by the Secretary or Assistant Secretary of the Company, entitle the registered holder thereof to purchase from the Company 1.5 shares of Common Stock for each Warrant evidenced thereby at a purchase price of $0.385 per Share (the “Exercise Price”), at any time on or after the date hereof and before 5:00 p.m. California time on October 23, 2017 (the “Expiration Date”) or such adjusted number of shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of Article III hereof, payable in full at the time of exercise of the Warrant in cash or by certified or official bank check or money order payable to the order of the Company. No adjustment shall be made for any dividends on any Shares issuable upon exercise of a Warrant. Except as the context otherwise requires, the term “Exercise Price” as used in this Agreement shall mean the purchase price upon exercise of a Warrant to purchase one share of Common Stock, reflecting all appropriate adjustments made in accordance with the provisions of Article III hereof.

SECTION 2.2 Exercisability of Warrants. The Warrants shall be exercisable, during the period commencing on October 23, 2012 and terminating October 23, 2017 (the “Warrant Exercise Period”).

SECTION 2.3 Procedure for Exercise of Warrants. During the period specified in Section 2.2 hereof, Warrants may be exercised by surrendering the Warrant Certificates representing such Warrant to the Company, or its agent, with the election to purchase form set forth on the Warrant Certificate duly completed and executed, accompanied by payment in full to the Company of the Exercise Price in effect at the time of such exercise for each share of Common Stock with respect to which such Warrants are being exercised. Such Exercise Price shall be paid in full by certified or official bank check or money order, payable in United States currency to the order of the Company. The date on which Warrants are exercised in accordance with this Section 2.3 is sometimes referred to herein as the “Date of Exercise” of such Warrants.

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SECTION 2.4 Issuance of Common Stock. As soon as practicable after the Date of Exercise of any warrants, the Company shall issue a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, registered in accordance with the instructions set forth in the election to purchase and shall mail such certificate to the Registered Holders thereof. All shares of Common Stock issued upon the exercise of any Warrants shall be validly authorized and issued, fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges created by the Company in respect of the issue thereof. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on the Date of Exercise of the Warrants resulting in the issuance of such shares which shall be the date of issuance, irrespective of the date of delivery of such certificate for shares of Common Stock.

SECTION 2.5 Certificates for Unexercised Warrants. In the event that less than all of the Warrants represented by a Warrant Certificate are exercised, the Company shall execute and mail, by first-class mail, and within fifteen (15) days of the Date of Exercise, to the registered Holder of such Warrant Certificate, or such other person as shall be designated in the election to purchase, a new Warrant Certificate representing the number of full Warrants not exercised. In no event shall a fraction of a Warrant be exercised, and the Company shall distribute no Warrant Certificate representing fractions of Warrants under this or any other section of this Agreement.

SECTION 2.6 Reservation of Shares. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

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ARTICLE III

ADJUSTMENTS AND NOTICE PROVISIONS

SECTION 3.1 Adjustment of Exercise Price. Subject to the provisions of this Article III, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

(a) In case the Company shall (i) declare a dividend or make a distribution on the outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately after the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding immediately before such dividend, distribution, subdivision, combination or reclassification, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such dividend, distribution, subdivision, combination or reclassification. Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under Sections 3.1(b), 3.1(c) and 3.1(d) below. Such adjustments shall be made successively whenever any event specified above shall occur.

(b) In case the Company shall fix a record date for the issuance of rights or warrants to all holders of Common Stock entitling them (for a period expiring within forty-five (45) days after such record date) to subscribe for or purchase shares of Common Stock for less than the Exercise Price, the Exercise Price shall be adjusted immediately thereafter so that it shall equal such lesser price. Shares of Common Stock owned or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. To the extent that any such rights or warrants are not so issued or expire unexercised, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such unissued or unexercised rights or warrants had not been issuable.

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(c) In case the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock (i) of shares of any class other than Common Stock, (ii) of evidences of its indebtedness, (iii) of assets (excluding cash dividends or distributions, and dividends or distributions referred to in Section 3.1(a) above) or (iv) of rights or warrants to acquire securities of the Company (excluding those rights or warrants referred to in Section 3.1(b) above), then in each such case the Exercise Price in effect immediately after the record date shall be determined by multiplying the Exercise Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding on such record date multiplied by the Current Market Price per share on such record date, less the aggregate fair market value as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a duly adopted board resolution certified by the Company’s Secretary or Assistant Secretary, of said shares or evidences of indebtedness or assets or rights or warrants so distributed, and of which the denominator shall be the total number of shares of Common Stock outstanding on such record date multiplied by such Current Market Price per share. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Exercise Price then in effect shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed.

(d) In case the Company shall sell and issue shares of Common Stock after the closing of the Private Placement, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding (i) shares, rights, options, warrants or convertible or exchangeable securities issued in any of the transactions described in Section 3.1(a), (b) or (c) above, and (ii) the Warrants and any shares issued on exercise thereof), at a price per share of Common Stock lower than the Exercise Price on the date the Company fixes the offering price of such shares, rights, options, warrants or convertible or exchangeable securities, then the Exercise Price shall be adjusted so that it shall equal such lower price. Such adjustment shall be made successively whenever such an issuance is made. In case the Company shall sell and issue shares of Common Stock, or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent or services, then in determining the “price per share of Common Stock” and the “consideration received by the Company” for purposes of the first sentence of this Section 3.1(d), the Board of Directors of the Company shall determine, in good faith, the fair value of said property or services, and such determination, which shall be described in a duly adopted board resolution certified by the Company’s Secretary or Assistant Secretary, in the absence of fraud or bad faith, shall be binding upon all holders of Warrants. In case the Company shall sell and issue rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock together with one or more other securities as part of a unit at a price per unit, then in determining the “price per share of Common Stock” and the “consideration received by the Company” for purposes of the first sentence of this Section 3.1(d), the Board of Directors of the Company shall determine, in good faith, whose determination shall be described in a duly adopted board resolution certified by the Company’s Secretary or Assistant Secretary, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit, and such determination, in the absence of fraud or bad faith, shall be binding upon all Holders of Warrants.

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(e) For the purpose of any computation above, the “Current Market Price” at any date (the “Computation Date”) shall be deemed to be the average of the daily closing prices of the Common Stock for twenty (20) consecutive trading days ending the tenth trading day before such date. The closing price for each day shall be the last reported sale price or, in case no such reported sale takes place on such date, the average of the last reported bid and asked prices, in either case on the principal national securities exchange on which the Common Stock is admitted to trading or listed if that is the principal market for the Common Stock or if not listed or admitted to trading on any national securities exchange or if such national securities exchange is not the principal market for the Common Stock, the closing bid price as reported by the NASDAQ System or its successor, if any, or such other generally accepted source of publicly reported bid and asked quotations as the Company may reasonably designate. If the price of the Common Stock is not so reported or the Common Stock is not publicly traded, the Current Market Price per share as of any Computation Date shall be determined by the Board of Directors in good faith on the basis of such quotation of the last reported sales price or on such other basis as it considers appropriate.

(f) All calculations under this Section 3.1 shall be made to the nearest one-hundredth of a cent.

(g) For the purposes of all calculations under this Section 3.1, shares of Common Stock or other securities held in the treasury of the Company shall not be deemed to be outstanding, and the sale or other disposition of any shares of Common Stock or other securities held in the treasury of the Company shall be deemed an issuance thereof.

SECTION 3.2 No Adjustments Required. No adjustment in the Exercise Price in accordance with the provisions of Section 3.1(a), (b), (c) or (d) hereof need be made if such adjustment would amount to a change in such Exercise Price of less than $.005; provided, however, that the amount by which any adjustment is not made by reason of the provisions of this Section 3.2 shall be carried forward and taken into account at the time of any subsequent adjustment in the Exercise Price.

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SECTION 3.3 Adjustment to Number of Shares. Upon each adjustment of the Exercise Price pursuant to Section 3.1(a), (b), (c) or (d) hereof, each Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the Exercise Price in effect immediately after such adjustment.

SECTION 3.4 Reorganizations. In case of any capital reorganization, other than in the cases referred to in Section 3.1 hereof, or the consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property), or the sale of the property of the Company as an entirety or substantially as an entirety (collectively such actions being hereinafter referred to as “Reorganizations”), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Reorganization if such Warrant had been exercised in full immediately prior to such Reorganization. In case of any Reorganization, appropriate adjustment, as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a duly adopted resolution certified by the Company’s Secretary or Assistant Secretary, shall be made in the application of the provisions herein set forth with respect to the rights and interests of warrant holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of warrants. The Company shall not effect any such Reorganization, unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Reorganization and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer shall assume by written instrument the obligation to deliver to the registered holder of any warrant Certificate such shares of stock, securities, cash or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions. In the event of a sale or conveyance or other transfer of all or substantially all of the assets of the Company as a part of a plan for liquidation of the Company, all rights to exercise any Warrant shall terminate thirty (30) days after the Company gives written notice to each registered Holder of a Warrant Certificate that such sale or conveyance or other transfer has been consummated.

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SECTION 3.5 Verification of Computations. The Company shall select a firm of independent public accountants, which selection may be changed from time to time, to verify the computations made by the Company in accordance with this Article III. The certificate, report or other written statement of any such firm delivered to the Company within fifteen days shall be conclusive evidence of the correctness of any computation made under Article III.

SECTION 3.6 Notice of Certain Actions. In the event the Company shall:

(a) declare any dividend payable in capital stock to all holders of Common Stock (or other equity securities) or make any other distribution to all holders of Common Stock (or other equity securities); or

(b) offer to the holders of Common Stock (or other equity securities) rights to subscribe for or purchase any shares of any class of stock or any other rights or options; or

(c) effect any reclassification of Common Stock (or other equity securities) or any capital reorganization, or any consolidation or merger, or any sale, transfer or other disposition of its property, assets and business substantially as an entirety, or the liquidation, dissolution or winding up of the Company, including any such transaction giving rise to the rights of Holders of Warrants under Section 3.4;

then, in each such case, the Company shall cause written notice of such proposed action to be mailed to each registered Holder of a Warrant Certificate. Such notice shall specify the date on which the books of the Company shall close, or a record be taken, for determining holders of Common Stock (or other equity securities) entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, winding up or exchange shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock (or other equity securities) shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. Such notice shall be mailed, in the case of any action covered by Sections 3.6(a) or (b) above, at least twenty (20) days prior to the record date for determining holders of the Common Stock (or other equity securities) for purposes of receiving such payment or offer, and, in the case of any action covered by Section 3.6(c) above, at least twenty (20) days prior to the earlier of the date upon which such action is to take place or any record date to determine holders of Common Stock (or other equity securities) entitled to receive such securities or other property.

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SECTION 3.7 Notice of Adjustments. Whenever any adjustment is made pursuant to this Article III, the Company shall cause written notice of such adjustment to be mailed to each registered Holder of a Warrant Certificate within thirty (30) days thereafter, such notice to include in reasonable detail (i) a description of the events precipitating the adjustment and (ii) the computation of any adjustments, the Exercise Price, the number of shares or the securities or other property purchasable upon exercise of each Warrant after giving effect to such adjustment, verified by the independent accountants pursuant to Section 3.5 above.

SECTION 3.8 Warrant Certificate Amendments. Irrespective of any adjustments pursuant to this Article III, Warrant Certificates theretofore or thereafter issued need not be amended or replaced.

SECTION 3.9 Fractional Shares. The Company shall not be required upon the exercise of any Warrant to issue fractional shares of Common Stock which may result from adjustments in accordance with this Article III to the Exercise Price or number of shares of Common Stock purchasable under each Warrant. If more than one Warrant is exercised at one time by the same registered holder, the number of full shares of Common Stock which shall be deliverable shall be computed based on the number of shares deliverable in exchange for the aggregate number of Warrants exercised. With respect to any final fraction of a share called for upon the exercise of any Warrant or Warrants, the Company shall pay a cash adjustment to the registered Holder in respect of such final fraction in an amount equal to the same fraction of the market value of a share of Common Stock, as determined by the Company on the basis of the closing market price per share of Common Stock on the business day next preceding the date of such exercise. The registered holder of each Warrant Certificate, by his acceptance of the Warrant Certificate, shall expressly waive any right to receive any fractional share of Common Stock upon exercise of the Warrants. All calculations under this Section 3.10 shall be made to the nearest 1/100th of a share.

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ARTICLE IV

OTHER PROVISIONS RELATING TO RIGHTS OF

REGISTERED HOLDERS OF WARRANT CERTIFICATES

SECTION 4.1 Rights of Warrant Holders; Voting. No Warrant Certificate shall entitle the registered holder thereof to any of the rights of a shareholder of the Company, including without limitation the right to vote, to receive dividends and other distributions, to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company. Notwithstanding the foregoing, all holders of Warrants, other than the Company and its Affiliates, shall be entitled to exercise any rights to vote or to grant or withhold consent provided for in this Warrant Agreement to the extent so provided.

SECTION 4.2 Registration Rights. The Company covenants and agrees with the Investor and any subsequent Holders of the Shares that the Investor and such subsequent Holders shall have the same registration rights with respect to the Shares as if they had been purchasers under that certain Registration Rights Agreement, dated concurrently herewith, between the Company and the purchaser of the Series A Shares of the Company listed therein.

SECTION 4.3 Subscription Agreement Rights. The Company covenants and agrees with the Investor and any subsequent Holders of the Shares that the Investor and such subsequent Holders shall have the same rights and obligations with respect to the Shares as if they had been purchasers under that certain Subscription Agreement, dated concurrently herewith, between the Company and the purchaser of Series A Shares listed therein (the “Subscription Agreement”). All of the representations and warranties, agreements and covenants of the Company under the Subscription Agreement are hereby incorporated by reference into this Warrant Agreement as though made to and for the benefit of the Investor and any subsequent Holders of the Shares. In addition, the rights and privileges of the Company and of the Series A Shares set forth in the Subscription Agreement are incorporated by reference into this Warrant Agreement for the benefit of the Company or the Investor and any subsequent Holders, as the case may be.

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ARTICLE V

SPLIT UP, COMBINATION, EXCHANGE,

TRANSFER AND CANCELLATION OF WARRANT CERTIFICATES

SECTION 5.1 Split Up, Combination, Exchange and Transfer of Warrant Certificates. Prior to the expiration of the Warrant Exercise Period, Warrant Certificates, subject to the provisions of Section 5.2 hereof, may be split up, combined or exchanged for other Warrant Certificates representing a like aggregate number of Warrants or may be transferred in whole or in part. Any holder desiring to split up, combine or exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Company and shall surrender the Warrant Certificate or Warrant Certificates so to be split up, combined or exchanged at said office. Upon any such surrender for split up, combination, exchange or transfer, the Company shall execute and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Company shall not be required to effect any split up, combination, exchange or transfer which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant. The Company may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination or exchange of Warrant Certificates prior to the issuance of any new Warrant Certificate.

SECTION 5.2 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered upon the exercise of Warrants or for split up, combination or exchange, or purchased or otherwise acquired by the Company, shall be cancelled and shall not be reissued by the Company; and, except as provided in Section 2.5 hereof in case of the exercise of less than all of the Warrants evidenced by a Warrant Certificate, or in Section 5.1 hereof in case of a split up, combination, exchange or transfer, no Warrant Certificate shall be issued hereunder in lieu of such cancelled Warrant Certificate. Any Warrant Certificate so cancelled shall be destroyed by the Company.

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ARTICLE VI

OTHER MATTERS

SECTION 6.1 Notices. Any notice or demand required by this Agreement to be given or made by the Warrant Agent or by the registered Holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed as follows:

Xzeres Corp.
9025 SW Hillman Ct, Suite 3126
Portland, OR 97070
Attn: CEO

Any notice or demand required by this Agreement to be given or made by the Company to or on the registered Holder of any Warrant Certificate shall be sufficiently given or made, whether or not such holder receives the notice, three (3) days after mailing if sent by first-class or registered mail, postage prepaid, addressed to such registered holder at his last address as shown on the books of the Company. Otherwise, such notice or demand shall be deemed given when received by the party entitled thereto.

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Any notice pursuant to this Agreement to be given by the Company to the Investor shall be sufficiently given if sent by first-class mail, postage prepaid, addressed as follows:

Ronald Elvidge

1343 Locust Street

Walnut Creek, CA 94596

SECTION 6.2 Defects in Notice. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement shall not affect in any way the rights of any registered Holder of a Warrant Certificate or the legality or validity of any adjustment made pursuant to Article III hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

SECTION 6.3 Opinion of Counsel. Concurrently with the initial issuance of the Warrants hereunder, counsel to the Company shall deliver to the Investor an opinion, dated the date of such issuance, satisfactory to counsel for the Investor, to the effect that (i) the Warrants and this Agreement have been authorized by all necessary corporate action, (ii) the Warrants and this Agreement have been duly executed and delivered and constitute legal, valid and binding agreements of the Company enforceable in accordance with their terms, except as such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), (iii) the Company has reserved out of its authorized and unissued Shares, a number of Shares sufficient to provide for the exercise of the rights of purchase represented by the Warrants and (iv) the Shares, when issued upon exercise of Warrants in accordance with the terms of the Warrants and this Agreement, will be validly issued, fully paid and nonassessable and free of preemptive rights.

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SECTION 6.4 Supplements and Amendments. The Company and the Investor may from time to time supplement or amend this Agreement, without the approval of any Holder, in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Investor may deem necessary or desirable and which shall not be inconsistent with the provisions of the Warrants and which shall not adversely affect the interests of the Holders.

SECTION 6.5 Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Investor shall bind and inure to the benefit of them and their respective successors and assigns hereunder including any Holder of the Shares.

SECTION 6.6 Termination. This Agreement shall terminate at the close of business on the Expiration Date. Notwithstanding the foregoing, this Agreement will terminate on any earlier date when all Warrants have been exercised. The provisions of Sections 4.2 and 4.3 shall survive both such terminations.

SECTION 6.7 Governing Law. The validity, interpretation and performance of this Agreement, of each Warrant Certificate issued hereunder and of the respective terms and provisions thereof shall be governed by the law of the State of California (without regard to principles of conflicts of laws thereof).

SECTION 6.8 Standing. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company and the Investor any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement contained herein.

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SECTION 6.9 Headings. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

SECTION 6.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

SECTION 6.11 Attorney’s Fees. In any action or proceeding brought to enforce any provision of this Warrant Agreement or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to any other available remedy. The Company shall pay all costs and expenses, including without limitation reasonable attorney’s fees and all expenses and disbursements of counsel, incurred by any Holder of Warrants or Shares in any action to protect or enforce the rights of such Holder hereunder; provided, however, that no such payment by the Company shall be required unless such Holder shall have prevailed in such action.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

XZERES CORP.

By:
Name:
Title

RONALD ELVIDGE

By:

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[LEGEND]

Exhibit A

FORM OF WARRANT CERTIFICATE

No.

CERTIFICATE FOR 1,428,571 WARRANTS

EXERCISABLE COMMENCING OCTOBER 23, 2012 AND ENDING

5:00 P.M. CALIFORNIA TIME, ON

OCTOBER 23, 2017

XZERES CORP.,

A NEVADA CORPORATION

COMMON STOCK PURCHASE WARRANT CERTIFICATE

THIS CERTIFIES that

or registered assigns is the registered holder (the “Registered Holder”) of the number of Warrants set forth above, each of which represents the right to purchase 1.5 fully paid and non-assessable shares of Common Stock, par value $.01 per share (the “Common Stock”), of Xzeres Corp., a Nevada corporation (the “Company”), at the exercise price per share of Common Stock (the “Exercise Price”) set forth in the Warrant Agreement dated as of October 23, 2012 (the “Warrant Agreement”) between the Company and (                    ) at any time during the Warrant Exercise Period hereinafter referred to, by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon duly executed and by paying in full the Exercise Price, plus transfer taxes, if any. Payment of the Exercise Price may be made at the option of the holder hereof in United States currency by certified check or official bank check or money order payable to the order of the Company.

This Warrant may be exercised at any time after October 23, 2012 and on or prior to October 23, 2017. No warrant may be exercised after October 23, 2017 (the “Expiration Date”). All Warrants evidenced hereby shall thereafter become void.

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Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.

Prior to the Expiration Date, the Registered Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant Certificates, for another Warrant Certificate or Warrant Certificates for the same aggregate number of Warrants, upon surrender of this Warrant Certificate at the office of the Company.

The validity, interpretation and performance of this Warrant Certificate shall be governed by the laws of the State of California (without regard to the principles of conflicts of laws thereof).

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its facsimile seal.

XZERES CORP.

By:
Title:

[Seal]                          Attest:

Assistant Secretary

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ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and requests that Certificates for such shares be issued and delivered as follows:

ISSUE TO:

(Name)

(Address, Including Zip Code)

(Social Security or Tax Identification Number)

DELIVER TO:

(Name)

at

(Address, Including Zip Code)

If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth below.

DATED:

Name of Warrantholder or Assignee:

Address:

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In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $______ by certified check or official bank check or money order payable in United States currency to the order of the Company.

Dated:

Signature

(Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)

PLEASE INSERT SECURITY OR TAX IDENTIFICATION NUMBER OF HOLDER

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